Exhibit T3A-8.2

CERTIFIED A TRUE COPY

SECRETARY
CARIBBEAN CORPORATE SERVICES LTD.
ACTING BY ITS DULY APPOINTED
OFFICER ON RECORD

Form 1

COMPANIES ACT OF BARBADOS
(Section 5)

ARTICLES OF INCORPORATION

1. Name of Company

   DIGICEL HOLDINGS LTD.

   Company Number

   23428

2. The classes and any maximum number of shares that the Company is authorized to issue

   The company is authorised to issue an unlimited number of shares of one class designated as common shares.

3. Restriction if any on share transfers

   No share in the capital of the company shall be transferred without the approval of the directors of the company or a committee of such directors evidenced by resolution and the directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share.

4. Number (or minimum and maximum number) of Directors

   There shall be a minimum of 2 and a maximum of 10 directors

5. Restrictions if any on the business the company may carry on

   The Company shall not engage in any business other than international business as defined in the International Business Companies Act, 1991-24

6. Other provisions if any

   The annexed Schedule 1 is incorporated in this form

7. Incorporators:
   Date: February 27, 2004

Name	Address	Signature
Ronaele T. Dathorne	**Prior Park, St. James, Barbados**	

For Ministry use only
Company Number: 23428 Filed: 2004-02-27

REGISTERED
2004/02/27

Companies Act of Barbados

Schedules to Articles of Incorporation

Name of Company	Company No.
DIGICEL HOLDINGS LTD.	23428

Schedule 1

6. Other provisions if any

(a) Any invitation to the public to subscribe for shares or debentures of the company is prohibited.

(b) In the case of an equality of votes on any question submitted to any meeting of the shareholders of the Company, the Chairman of the meeting shall on a ballot have a casting vote in addition to any votes to which he may otherwise be entitled.

Incorporator

Date: February 27, 2004

Name	Address	Signature
Ronaele T. Dathorne	Prior Park, St. James Barbados	[signature]